                                                                    EXHIBIT 5.1

                            SNOW BECKER KRAUSS P.C.
                               ATTORNEYS AT LAW
                               605 THIRD AVENUE
                           NEW YORK, NEW YORK 10158
                                (212) 687-3860

                                                              September 8, 1997

Board of Directors
Enamelon, Inc.
15 Kimball Avenue
Yonkers, New York 10704

Gentlemen:

  You have requested our opinion, as counsel for Enamelon, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on
Form S-1 (No. 333-   ) (the "Registration Statement"), under the Securities
Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission.

  The Registration Statement relates to an offering of up to 2,300,000 shares (the "Shares") of common stock, par value $0.001 ("Common Stock"), of the Company.

  We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act and the applicable state securities laws the Shares will have been duly authorized and, when issued, delivered and paid for in the manner described in the Registration Statement, will be legally issued and the Shares, when so issued, delivered and paid for will also be fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Counsel" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          SNOW BECKER KRAUSS P.C.

                                          /s/ Snow Becker Krauss P.C.
                                          _____________________________________